SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENTEGRIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 15, 2003

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders to be held at Thrivent Financial, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 3:30 p.m. on Tuesday, January 20, 2004.

The Secretary’s formal notice of the meeting and the Proxy Statement are enclosed and describe the matters to come before the meeting. During the meeting, we will review the activities of the past year and report on the status of the Company’s business.

On behalf of the Board of Directors and the Entegris management team, we hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you are unable to attend the meeting, it is important that your shares are represented and voted at the Annual Meeting. In either case, please mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope or call the toll-free number indicated on the proxy.

We look forward to seeing you at the 2004 Annual Meeting of Shareholders.

Sincerely,

Stan Geyer
Chairman of the Board

ENTEGRIS, Inc.

3500 Lyman Boulevard

Chaska, Minnesota 55318

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on January 20, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENTEGRIS, INC. will be held at Thrivent Financial (formerly Lutheran Brotherhood), 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 3:30 p.m. on Tuesday, January 20, 2004 for the following purposes:

1.	To approve an Amendment to the Amended and Restated Bylaws of Entegris, Inc.;

2.	To elect two directors for a one-year term if Item 1 is adopted or, if Item 1 is not adopted, to elect two directors for a three-year term;

3.	To ratify the appointment of KPMG LLP as independent auditors for fiscal 2004;

4.	To approve an amendment to the Entegris, Inc. 1999 Long-term Incentive and Stock Option Plan (the 1999 Plan) to increase the number of shares of common stock reserved for issuance under the 1999 Plan by 5,000,000 shares;

5.	To approve an amendment to the Entegris, Inc. Outside Directors’ Stock Option Plan to change the date at which the Company provides its annual automatic grant of options to outside directors; and

6.	To transact such other business as may properly be brought before the meeting or any adjournment.

The Board of Directors has fixed November 24, 2003 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope provided, call the toll-free number indicated on the proxy card, or use the Internet voting procedure. The proxy may be revoked by you at any time and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,

John D. Villas
Secretary

Chaska, Minnesota

December 15, 2003

PROXY STATEMENT

The enclosed proxy is being solicited on behalf of the Board of Directors of Entegris, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on January 20, 2004. Only shareholders of record at the close of business on November 24, 2003 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form, which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the adoption of the Amendment to the Amended and Restated Bylaws of Entegris, Inc.; (ii) in favor of the election as directors of the two nominees described herein for a one-year term if Item 1 is adopted or, if Item 1 is not adopted, to elect such nominees as Class III directors for a three-year term; (iii) in favor the ratification of the appointment of KPMG LLP as independent auditors for fiscal 2004; (iv) in favor of an amendment to the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan to increase the number of shares of common stock reserved for issuance by 5,000,000 shares; (v) in favor of an amendment to the Entegris, Inc. Outside Directors’ Stock Option Plan to change the date at which the Company provides its annual automatic grant of options to outside directors; and (vi) in the discretion of the persons named in the proxy as to such other matters as may properly come before the meeting, or any adjournment, as to which the Company did not have knowledge prior to December 15, 2003.

If an executed proxy is returned and the shareholder has voted “withhold” or “abstain” on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

The address of the Company is 3500 Lyman Boulevard, Chaska, Minnesota 55318. The telephone number is (952) 556-3131. The mailing of this proxy statement and form of proxy to shareholders will commence on or about December 15, 2003.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

On November 24, 2003, there were 72,722,170 shares of common stock, par value $.01, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company on November 24, 2003. Unless otherwise indicated, all shares represent sole voting and investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
WCB Holdings LLC (2) 950 Lake Drive Chaska, Minnesota 55317	14,365,608	19.2%

GreatBanc Trust Company as Trustee of the Entegris, Inc. Employee Stock Ownership Plan (3) 105 East Galena Boulevard – Suite 500 Aurora, Illinois 60505 Attention: Amy Buckley	7,693,565	10.3%

James E. Dauwalter (4) 3500 Lyman Boulevard Chaska, Minnesota 55318	4,387,429	5.9%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 72,722,170 common shares outstanding as of November 24, 2003.

(2)	The estate of Wayne C. Bongard holds approximately 48% of the voting interest of WCB Holdings LLC and the remainder of the voting interest is held by various trusts for children and grandchildren of Wayne C. Bongard. James A. Bernards, a director of the Company, is a manager of WCB Holdings LLC and controls the estate of Wayne C. Bongard as personal representative and serves as trustee for one or more of the trusts. Mr. Bernards disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3)	Each participant in the Entegris, Inc. Employee Stock Ownership Plan (ESOP) has voting rights on significant matters. No individual ESOP account holds more than 5% of our outstanding shares.
(4)	Includes 75,958 shares held directly, of which 16,500 were issued pursuant to a restricted stock grant and are subject to forfeiture if certain obligations such as continued employment are not met; 375,536 held by family members; 280,161 shares allocated to Mr. Dauwalter’s individual account under the ESOP; 2,924,644 shares held in family trust, foundations and other entities; and an aggregate of 731,130 shares subject to stock options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or on representations from certain reporting persons, the Company believes that, during the fiscal year ended August 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with, except for one Form 4 filing for Mr. John D. Villas relating to the sale of 5,000 shares in May 2003 which was inadvertently filed late by one day.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2003 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	8,857,443	$6.89	6,583,022	(1) (2) (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	8,857,443		6,583,022

(1)	Includes 2,321,225 shares available for issuance under the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan.
(2)	Includes 3,576,903 shares available for issuance under the Employee Stock Purchase Plan.
(3)	Includes 684,894 shares available for issuance under the Entegris, Inc. Outside Directors’ Option Plan.

The 1999 Long-Term Incentive and Stock Option Plan.

Number of Shares Subject to the 1999 Plan

The 1999 Plan currently allows reserves for issuance up to 15,000,000 shares of the Company’s common stock pursuant to the exercise of options granted or shares of restricted stock purchased under such plan. As of October 31, 2003, 2,321,225 shares remained available. However, as set forth in Item 4 below, the Company is seeking shareholder approval to increase the number of shares reserved and available for issuance under the 1999 Plan by 5,000,000 to 20,000,000. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1999 Plan.

Administration and Duration of the 1999 Plan

Authority to administer the 1999 Plan and to grant awards rests with a committee appointed by the Board or the Board of Directors acting as a committee. The Board has delegated its authority to grant awards to any employee (including officers who are members of the Board) to the Compensation Committee.

Eligibility for Participation

ISO Options may be granted only to employees (including officers and directors who are also employees) of the Company or of a subsidiary of the Company under the 1999 Plan. All other Options may be granted under the 1999 Plan to employees, officers, consultants, independent contractors and advisors of the Company or any subsidiary or affiliate. Restricted stock awards may also be granted.

Terms of Options

Options granted to participants under the 1999 Plan may be either (a) incentive stock options (“ISOs”) within the meaning of Section 422 of the Revenue Code, or (b) nonqualified stock options (“NSOs”) as designated at the time of grant. The exercise price of options granted under the 1999 Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Payment of the exercise price may be made in cash or by check or in any other manner approved by the committee and were permitted under applicable laws. The term of an option may not exceed ten years plus one day.

Generally, options granted to employees vest over four years. Options may be made exercisable only under such conditions as the committee or its delegate may establish, such as if the optionee remains employed until a specified date, or if specified performance goals have been met. If an optionee’s employment terminates because of misconduct, such option terminates immediately. If an optionee’s employment terminates for any reason other than misconduct, the option remains exercisable for a fixed period of ninety days (twelve months in the case of an ISO option where employment has terminated because of death or disability) or a longer period to be fixed by the Committee. In no case may an option be exercised after the expiration of the option’s term. An option may be exercised by the optionee or his or her guardian or legal representative.

Terms of Restricted Stock Awards

The Committee may also grant restricted stock awards. The Committee shall determine the number of shares and terms of such restricted stock award. The restricted stock award must set forth the period of time during which the grantee must remain in continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. Generally, the restrictions lapse in four installments with each installment lapsing on the first anniversary of the grant. The restricted stock award agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may, in its discretion, waive all or any part of the restrictions applicable to any or all of the restricted stock awards.

Acceleration in Connection with a Change of Control

Certain participants have employment agreements which provide that if their employment is terminated for any reason other than for cause or, there is a constructive termination of their employment within one year after a Change of Control (as defined under Section “Employment Agreements and Change in Control Arrangements”), all option and shares of restricted stock held by such participant become fully vested.

The Company’s Employee Stock Purchase Plan (“ESPP”).

Number of Shares Subject to the ESPP

The total number of shares available for distribution under the ESPP is 4,000,000. As of October 31, 2003, 3,576,903 shares remained available. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations, or other changes in capitalization as described in the ESPP.

Administration and Duration of the ESPP

Authority to administer the ESPP rests with the Compensation Committee.

Eligibility for Participation

Rights to participate hereunder shall be granted to employees of the Company and, as approved by the Board, its affiliates who own less than 5% of the issued and outstanding shares of stock; provided, however, that employees whose customary employment is twenty (20) hours or less per week or whose customary employment is for not more than five (5) months in any calendar year shall have no right to participate and shall qualify as an eligible employee.

Terms of the ESPP

There are two 6 month purchase periods per year beginning on each January 1 and July 1. An eligible employee can elect to purchase up to 10% (but in no event greater than a fair market value of $25,000) of his or her recognized compensation and the Company withholds such amounts until the end of the purchase period. Unless a participant elects in writing to receive a refund under the ESPP, the amounts withheld from a participant during a purchase period are then used as of the last business day of such purchase period to purchase stock from the Company for a price equal to the lesser of (a) 85% of the fair market value of a share of stock on the first business day of the purchase period; or (b) 85% of the fair market value of a share of stock on the last business day of the purchase period.

The Company’s Outside Directors’ Option Plan (“DSOP”).

Number of Shares Subject to the DSOP    The DSOP currently allows reserves for issuance up to 1,000,000 shares of the Company’s common stock pursuant to the exercise of options granted under such plan. As of October 31, 2003, 684,894 shares remained available for issuance. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1999 Plan.

Administration and Duration of the DSOP.    Authority to administer the DSOP and to grant awards rests with the Board of Directors or a committee appointed by the Board.

Eligibility for Participation.    The DSOP is only available to outside members of the Board of Directors of the Company.

Terms of Options.    Initially, an outside director receives a grant of 15,000 options on the date on which such person first becomes a director, whether through election by the shareholders of the Company or appointment by the Board of Directors. Currently, on the date of each annual meeting or regular stockholder’s meeting subsequent thereto, an option for nine thousand (9,000) shares of Stock is granted immediately after such meeting to each outside Director; provided that such option is only granted to outside Directors who will continue to serve after the date of grant of such option and who have served continuously since the prior annual meeting of Shareholders (or who served continuously for the prior twelve calendar months if no such annual meeting took place during that time). However, as described in Item 5 below, the Company is proposing to change its grant date from the date of its annual meeting to October 15 or the next trading day in the event the market is closed on October 15th beginning on October 15, 2004. Accordingly, if approved, the outside directors would be eligible to receive a stock grant on the date of the annual meeting this year and on October 15, 2004 and thereafter, only on October 15 of each year.

Item 1—APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED BYLAWS TO DISCLASSIFY THE BOARD AND TO ELIMINATE SUPERMAJORITY SHAREHOLDER APPROVAL

The Company’s Amended and Restated Bylaws (“Bylaws”) currently provide that the Company’s Board of Directors be divided into three classes, as nearly equal in number as possible, with members of each class serving three-year terms. This system for electing directors was adopted by shareholders in 2000 by the affirmative vote of more than 75% of the then outstanding shares of the company. In addition, the Company’s Bylaws currently require that the Company obtain the affirmative vote of at least 75% of the issued and outstanding shares to amend, repeal or adopt any provision inconsistent with Article 3 of the Bylaws as well as to remove a director from office.

After careful consideration, the Board of Directors has determined that it would be in the best interests of the Company and its shareholders and has unanimously adopted resolutions, subject to approval by at least 75% of the Company’s issued and outstanding shares, to amend Article 3 of the Company’s Bylaws to declassify the Board of Directors and to amend Sections 3.2, 3.10 and 6.7 to require the affirmative vote of a majority (rather than 75%) of the issued and outstanding shares to increase the number of Board members, remove a director from office and to make amend, repeal or adopt any provision inconsistent with Article 3. The Proposal would allow for the annual election of all directors by the Company’s 2006 Annual Meeting of Shareholders, as described below and would, prospectively, require the affirmative vote of a majority of the issued and outstanding shares to increase the number of Board members, remove a director from office and to make any additional amendments, repeals or adoptions to Article 3.

The Company’s Bylaws

The Company’s Bylaws provide the Company’s Board of Directors, officers and shareholders with a general framework of each party’s various rights and obligations. A copy of the current Amended and Restated Bylaws is attached hereto for your reference as Exhibit A.

Declassification of the Board

Under the current Bylaw provisions, shareholders are requested to elect the directors comprising one of the classes for a three-year term. Currently, the term of the Class III directors is set to expire in 2004 at this year’s Annual Meeting, the term of the Class I directors is set to expire in 2005 and the term of the Class II directors is set to expire in 2006. Because of the classified Board structure, shareholders have the opportunity to vote on only roughly one-third of the directors each year. The Board is currently separated into three classes, as follows:

Class I - Paul Olson and Dan Quernemoen

Class II - Jim Bernards, Jim Dauwalter and Stan Geyer

Class III - Bob Boehlke, Gary Klingl and Roger McDaniel

The Board of Directors is proposing an amendment to Entegris’ Bylaws to eliminate the classified Board structure and as discussed below, supermajority shareholder approval (the “Amendment”). If the shareholders approve this Amendment, by 2006, the terms of all directors will expire at the annual meeting of shareholders each year and their successors will be elected for one-year terms that will expire at the next annual meeting. In addition, any Director chosen as a result of the newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Shareholders. A copy of the Amendment to the Bylaws is set forth in Exhibit B.

The concept of a classified board is an anti-takeover measure that the Board of Directors feels is no longer appropriate. Rather, the Board believes that shareholders should have the opportunity to vote on all directors each year and believes that this will be an effective way to maintain and enhance the accountability of the Board.

Proponents of classified boards assert they promote the independence of directors in that directors elected for multi-year terms would be less subject to outside influence. In addition, they believe that a classified board provides continuity and stability in the management of the business and affairs of a company due to the fact that a majority of directors will always have prior experience as directors of the company. Further, they assert classified boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms length discussions with the board of a target company because the potential acquirer would be unable to replace the entire board in a single election.

However, supporters of declassified boards view classified boards as reducing the accountability of directors to shareholders since it limits the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, supporters of declassified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and as such, classified boards may erode shareholder value.

Under the proposed amendment, the annual election of directors would be phased in over a three-year period. Directors who had been previously elected for three-year terms ending in 2005 and 2006 would continue to serve out these terms so that no director previously elected to a multiyear term would have their term shortened. Consequently, under the proposed amendment, one class of the directors would be elected to a one-year term in 2004, two classes of directors would be elected to one-year terms in 2005 and, in 2006 and thereafter, all directors would be elected to one-year terms.

Elimination of Supermajority Requirements

Additionally, Sections 3.2, 3.10 and 6.7 of the Company’s Bylaws require the affirmative vote of at least 75% of the issued and outstanding shares in order to increase the number of directors, remove a director from office, or to amend, repeal or adopt any changes inconsistent with Article 3. The concept of supermajority shareholder approval is also an anti-takeover measure that the Board of Directors feels is no longer appropriate.

In furtherance of the Company’s goal of ensuring that it’s corporate governance policies maximize management accountability to shareholders, the proposed Amendment would, if adopted, allow shareholders maximum flexibility to effect desirable governance changes by giving shareholders the opportunity each year to register their views on the performance of the Board of Directors as well as greater flexibility to make certain changes to the Board and their respective responsibilities and duties to the Company. As such, the Nominating and Corporate Governance committee and the full Board of Directors of the Company have concluded that it would be in the best interests of the Company and its shareholders to declassify the Board and to eliminate the supermajority voting requirement and have unanimously approved the proposed Amendment to the Bylaws attached hereto as Exhibit B, and, if approved by the requisite vote of shareholders, the Bylaws, pursuant to Minnesota law, will be amended to declassify the Company’s Board of Directors and to eliminate supermajority shareholder approval.

Approval of the Amendment to the Bylaws that is required to effect the elimination of the classified board requires the affirmative vote of at least 75% of the shares of common stock issued and outstanding as of the record date. Therefore, approval of this proposal will require the affirmative vote of 54,541,627 shares. The Board of Directors unanimously recommends that shareholders vote “FOR” Item 1.

Item 2—ELECTION OF DIRECTORS

Our current Bylaws provide that the Board of Directors must consist of no more than nine directors, and that any increase in the number of directors must be approved by the affirmative vote of 75% of the votes entitled to be cast at a shareholders’ meeting, unless the increase was approved by a majority of the board. The directors are currently divided into three classes, designated as Class I, Class II and Class III, with staggered three-year terms of office. At each Annual Meeting of Shareholders, directors who are elected to succeed the class of directors whose terms expired at that meeting are elected for three-year terms. Robert J. Boehlke, Gary F. Klingl and Roger D. McDaniel are up for reelection at the 2004 Annual Meeting of Shareholders, Messrs. Paul L.H. Olson and Mr. Daniel R. Quernemoen will be up for reelection at the 2005 Annual Meeting of Shareholders and Messrs. James A. Bernards, James E. Dauwalter and Stan Geyer will be up for reelection at the 2006 Annual Meeting of Shareholders. Vacancies may be filled by a majority of the directors then in office, and the directors so chosen hold office until the next election of the class to which such directors belong. Entegris’ shareholders previously elected all current directors, except Mr. Olson who was elected to the Board of Directors in March 2003.

As explained in Item 1 of this proxy statement, the Board of Directors has unanimously adopted resolutions, subject to shareholder approval, amending the Company’s Bylaws, including Article 3, the effect of which would declassify the Board of Directors. The amended Bylaws would allow for the annual election of all directors by the Company’s 2006 Annual Meeting of Shareholders. Under the proposed amendment, the annual election of directors would be phased in over a three-year period with directors whose terms expire in 2004 elected to one-year terms, rather than three-year terms, if Item 1 is adopted by the shareholders. Directors who had been previously elected for three-year terms ending in 2005 and 2006 would continue to serve out these terms so that no director previously elected to a multiyear term would have their term shortened. Consequently, under the proposed amendment, one class of the directors would be elected to a one-year term in 2004, two classes of directors would be elected to one-year terms in 2005 and, in 2006 and thereafter, all directors would be elected to one-year terms.

In October 2002, Messrs. Mark A. Bongard and Delmer M. Jensen each voluntarily provided the Board with written notices of their resignations as board members. Mr. Bongard’s resignation was effective October 31, 2002, and Mr. Jensen’s resignation was effective as of December 31, 2002. As a result of their resignations and the election of Mr. Olson in March 2003, the number of Board members currently stands at eight. Mr. Boehlke’s current term expires at the 2004 Annual Meeting of Shareholders. However, Mr. Boehlke has indicated that for personal reasons he does not intend to stand for reelection and expects to tender his resignation coincident with the expiration of his term. The Board is currently evaluating potential candidates and Board size to ensure continuing compliance with NASDAQ requirements, and anticipate filling one or two vacancies on the Board.

Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

Unless authority is withheld, the Proxy solicited hereby will be voted “FOR” the election of Messrs. Gary F. Klingl and Roger D. McDaniel for a one-year term expiring at the 2005 Annual Meeting of Shareholders if Item 1 is adopted or, if Item 1 is not adopted, for a three-year term expiring at the 2007Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

Name and Principal Occupation	Age	Term Expires
James A. Bernards has been a director of Entegris since June 1999. Mr. Bernards has also been President of Facilitation, Inc., a provider of business and financial consulting services, since June 1993. Mr. Bernards was President of the accounting firm of Stirtz, Bernards & Company from May 1981 to June 1993. Mr. Bernards has been President of Brightstone Capital, Ltd., a venture capital fund manager, since 1986. He is a director of FSI International, Inc., Health Fitness Corporation, August Technology, Inc. and several private companies.	57	2006

Robert J. Boehlke has been a director of Entegris since August 1999. Prior to that time, Mr. Boehlke had been a director of Fluoroware, Inc. (Fluoroware)(which consolidated with EMPAK, Inc. (Empak) in June 1999 to form Entegris) since January 1998. In 2000, Mr. Boehlke retired from KLA-Tencor where he served as Executive Vice President and Chief Financial Officer. Mr. Boehlke joined KLA-Tencor in 1983 and served in a number of senior management positions. Prior to his employment by KLA-Tencor, Mr. Boehlke was a partner at the investment banking firm of Kidder, Peabody & Company from 1971 to 1983. Mr. Boehlke is a member of the Board of directors of DuPont Photomasks, Inc., MEMC Electronic Materials, Inc. and LTX Corporation. (1) (2) (3)	62	2004

James E. Dauwalter was appointed Chief Executive Officer in January 2001, has served as President of Entegris since June 2000 and has been a director of Entegris since June 1999. Mr. Dauwalter has also served as Chief Operating Officer from March 2000 to January 2001, and was the Executive Vice President of Entegris from March 2000 through June 2000. Prior to that time, Mr. Dauwalter had been a director of Fluoroware since 1982 and also served as Executive Vice President and Chief Operating Officer of Fluoroware since September 1996. Mr. Dauwalter serves on the Board of Directors of the Community Bank of Chaska.	52	2006

Stan Geyer has been Chairman of the Board of Directors of Entegris since January 2001. Prior to that time, Mr. Geyer had been Chief Executive Officer and a member of the Board of Directors of Entegris since June 1999. Mr. Geyer also served as President of Entegris from June 1999 to June 2000. Prior to June 1999, Mr. Geyer had been the President and Chief Executive Officer of Fluoroware since September 1996 and a member of its Board of Directors since 1982. Mr. Geyer previously served as Vice President of Marketing and Executive Vice President of Fluoroware. Mr. Geyer serves on the advisory Board of Search Ministries Minnesota.	55	2006

Gary F. Klingl has been a director of Entegris since September 2000. Since 1994, Mr. Klingl has served as a management consultant. Prior to 1994, Mr. Klingl served as President of Green Giant Worldwide, a division of The Pillsbury Company and various other management positions at Pillsbury. (2) (3)	64	2004

Roger D. McDaniel has been a director of Entegris since August 1999. Prior to that time, Mr. McDaniel was a director of Fluoroware since August 1997. From 1989 to August 1996, Mr. McDaniel was the Chief Executive Officer of MEMC, a silicon wafer producer, and was also a director of MEMC from April 1989 to March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc. He is also a past director and Chairman of the Semiconductor Equipment and Materials International (SEMI) organization. (1) (2) (3)	64	2004

Paul L.H. Olson has been a director of Entegris since March 2003. Mr. Olson has served as Executive Vice President of Bethel College & Seminary since 2001, prior to which he had provided consulting services to Bethel since 2000. In 1996, Mr. Olson was a founding executive of Sterling Commerce, Inc., a business-to-business electronic commerce software and services company where he served through 2000. Prior to his role with Sterling Commerce, he held executive positions with various entities. Mr. Olson is also an active advisor to a venture capital firm, and serves as a member of the Board of Directors of several private companies and non-profit organizations. (1) (3)	53	2005

Daniel R. Quernemoen has been Chairman Emeritus of the Board of Directors of Entegris since January 2001. Prior to that time, Mr. Quernemoen had been the Chairman of the Board of Directors of Entegris since June 1999 and was a member of Fluoroware’s Board since 1970. Mr. Quernemoen was also Chief Executive Officer of Fluoroware from 1982 to 1996 and President from 1980 to 1982. Mr. Quernemoen is a member of the Board of Directors of SEMI. Mr. Quernemoen serves on the Board of Directors of the Wallestad Foundation.	72	2005

(1)	Member of the Audit Committee
(2)	Member of the Compensation and Stock Option Committee
(3)	Member of the Nominating and Governance Committee

None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years. The Board of Directors has adopted a standard for evaluating the independence of the members of the Board of Directors that complies with the requirements of the listing standards of the NASDAQ Exchange, and the non-employee director requirements under Rule 16b-3 of the Securities Exchange Act of 1934. The Board has evaluated all relationships between each director and the Company, and has determined that Messrs. Boehlke, Klingl, McDaniel and Olson are independent according to such guidelines.

The Company has adopted a Code of Ethics and Conduct applicable to all employees, including its Chief Executive Officer, its Chief Financial Officer and all other senior executives. A copy of the Entegris, Inc. Code of Ethics and Conduct is available on the Company’s Web site at www.entegris.com.

The Board of Directors held four meetings during the last fiscal year. The Board’s independent members regularly meet in executive session without participation by the Company’s Chief Executive Officer, or other Board members currently serving as members of management. The Company’s Board of Directors has the authority to hire its own advisors as it deems appropriate.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee composed of Messrs. Boehlke, McDaniel and Olson, all of whom are independent directors. The Company has determined that Mr. Boelhke, the Committee’s Chair, qualifies as an “audit committee financial expert”. The Audit Committee recommends to the Board of Directors the appointment of independent auditors, reviews and approves the scope of the annual audit and other non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. The Audit Committee charter is included in this proxy statement as Exhibit C. The Audit Committee met eight times during fiscal 2003.

The Board of Directors also maintains a Compensation and Stock Option Committee comprised of Messrs. Boehlke, Klingl and McDaniel, all of whom are independent directors. The Compensation and Stock Option Committee reviews and makes recommendations regarding compensation of officers and directors, administers Entegris’ stock option plans, and reviews major personnel matters. The Compensation and Stock Option Committee met four times during fiscal 2003.

In September 2002, the Board of Directors formed a Nominating and Governance Committee comprised of Messrs. Boehlke, Klingl, McDaniel and Olson, all of whom are independent directors. The Nominating and Governance Committee is responsible for the evaluation and recommendation of individuals for election or reelection to the Board, including those recommendations submitted by shareholders, the review of Board’s Committees’ charters and membership and Board membership guidelines. The Nominating and Governance Committee met four times during fiscal 2003.

Each director attended more than 75% of the meetings of the Board and committees of which they were members during fiscal 2003.

Director Compensation

Each non-employee director of Entegris receives a monthly retainer of $1,000 for their service to the Board. Such directors are also are paid $500 for each regularly scheduled Board meeting and for each official Committee meeting attended where they are members. Committee Chairs receive an additional $500 for each official Committee meeting attended. Entegris also maintains the Outside Directors’ Stock Option Plan (Directors’ Plan) which provides that all non-employee directors receive an option to purchase 15,000 shares of common stock when they are first elected or appointed to the Board, and subsequent annual options to purchase 9,000 shares. As of August 30, 2003, there were outstanding options to purchase an aggregate of 215,842 shares at a weighted average exercise price of $6.72 per share.

In fiscal 2003, Mr. Quernoemoen was paid $39,202 in salary and received benefits under the Company’s employee benefit plans.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation and Stock Option Committee are considered independent under applicable SEC and NASDAQ rules. No interlocking relationships exist between the Board of Directors or the Compensation and Stock Option Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

NAMED EXECUTIVE OFFICERS

Executive officers are elected annually by the Board of Directors and serve for a one-year period. There are no family relationships between the executive officers or directors of the Company. The following persons are the executive officers of Entegris, Inc.:

Name	Age	Position
James E. Dauwalter	52	President and Chief Executive Officer
Stan Geyer	55	Chairman of the Board
Gregory B. Graves	43	Chief Business Development Officer and Senior Vice President Finance
Brad C. McMahon	49	Senior Vice President of Human Resources
John D. Villas	45	Chief Financial Officer
Michael W. Wright	56	Chief Operating Officer

Except as noted herein, each of the named executive officers has been an employee of the Company, Fluoroware or Empak for more than the last five years, generally in senior management positions. Mr. Graves joined Entegris as Chief Business Development Officer in September 2002. Prior to joining Entegris, Mr. Graves held positions in investment banking and corporate development, including at U.S. Bancorp Piper Jaffray from June 1998 to August 2002 and at Dain Rauscher from October 1996 to May 1998. Mr. McMahon joined Entegris as Senior Vice President of Human Resources in September 2003. Prior to joining Entegris, Mr. McMahon served as Director of Human Resources for Medical Arts Press from May 1999 to March 2003 and Vice President, Human Resources for The Northland Company from January 1994 to March 1999.

James E. Dauwalter and Stan Geyer also serve as directors of the Company. Their biographies can be found on page 8 of this proxy statement.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth the number of the Company’s common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption “Executive Compensation” and by all directors and executive officers of the Company as a group, on November 24, 2003. Unless otherwise indicated, all shares represent sole voting and investment power.

	Amount and Nature of Beneficial Ownership
Name	Number of Shares Held (1)	Options Exercisable w/in 60 days	Total number of shares beneficially owned	Percent of Outstanding Shares
James A. Bernards (2)	22,310	57,000	79,310	*
Robert J. Boehlke	26,210	57,000	83,210	*
James E. Dauwalter (3)	3,656,299	731,130	4,387,429	5.9%
Stan Geyer (4)	1,475,791	724,618	2,200,409	2.9%
Gregory B. Graves (5)	9,375	1,500	10,875	*
Gary F. Klingl	—	42,000	42,000	*
Roger D. McDaniel	4,632	57,000	61,632	*
Brad C. McMahon (6)	3,125	—	3,125	*
Paul L. H. Olson	—	15,000	15,000	*
Daniel R. Quernemoen (7)	913,300	9,000	922,300	1.2%
John D. Villas (8)	311,479	157,800	469,279	*
Michael W. Wright (9)	17,858	145,474	163,332	*
All directors and executive officers as a group (12 persons)(10)	6,440,379	1,997,522	8,437,901	11.3%

*	Represents beneficial ownership of less than one percent of the common shares.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 72,722,170 common shares outstanding as of November 24, 2003.
(2)	The estate of Wayne C. Bongard holds approximately 48% of the voting interests of WCB Holdings LLC and the remainder of the voting interests are held by various trusts for children and grandchildren of Wayne C. Bongard. Mr. Bernards controls the estate of Wayne C. Bongard as personal representative, and serves as trustees for one or more of the trusts. Mr. Bernards disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3)	Includes 75,958 shares held directly, of which 16,500 were issued pursuant to a restricted stock grant and are subject to forfeiture if certain obligations such as continued employment are not met; 375,536 held by family members; 280,161 shares allocated to Mr. Dauwalter’s individual account under the ESOP; 2,924,644 shares held in family trust, foundations and other entities; and an aggregate of 731,130 shares subject to stock options exercisable within 60 days.
(4)	Includes 211,847 shares held directly, of which 12,500 were issued pursuant to a restricted stock grant and are subject to forfeiture if certain obligations such as continued employment are not met; 171,097 shares held by family member; 262,691 shares allocated to Mr. Geyer’s account under the ESOP; and 830,156 shares held in family trusts, foundations and other entities.
(5)	Includes 9,375 shares issued pursuant to a restricted stock grant and are subject to forfeiture if certain restrictions such as continued employment are not met.
(6)	Includes 3,125 shares issued pursuant to a restricted stock grant and are subject to forfeiture if certain restrictions such as continued employment are not met.
(7)	Includes 712,959 shares held directly and 200,341 shares held by a family member.
(8)	Includes 192,769 shares held directly, of which 9,375 shares were issued pursuant to a restricted stock grant which are subject to forfeiture if certain restrictions such as continued employment are not met; and 118,710 shares allocated to Mr. Villas’ account under the ESOP.
(9)	Includes 17,858 shares held directly of which 16,875 shares were issued pursuant to a restricted stock grant and are subject to forfeiture if certain restrictions such as continued employment are not met.
(10)	Includes an aggregate of 1,277,043 shares held directly, of which 67,750 were issued pursuant to a restricted stock grant and are subject to forfeiture if certain obligations such as continued employment are not met; 746,974 shares held by family members; 661,562 shares allocated to all officers’ and directors’ accounts under the ESOP shares; and 3,754,800 shares held in family trusts, foundations and other entities. Excludes 14,365,608 shares owned by WCB Holdings LLC, of which Mr. Bernards disclaims beneficial ownership.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Board of Directors’ Compensation and Stock Option Committee (the Committee) includes Messrs. Boehlke, Klingl and McDaniel. The Committee reviews and makes recommendations regarding compensation of executive officers, including those Named Executives listed in the Summary Compensation Table below, administers Entegris’ stock option plans, and reviews significant personnel matters.

The Company’s executive compensation program strives to be competitive with the compensation provided by comparable companies in the microelectronics and semiconductor industries. Accordingly, the Committee analyzes compensation survey data focused on the microelectronics and semiconductor industries. The compensation survey data reviewed by the Committee is developed and published by several independent sources. In addition, the Committee may also periodically consider the recommendations of an outside compensation consultant.

The Committee annually conducts a review of its executive compensation program. The purpose of the review is to ensure that the Company’s executive compensation program is meeting the objectives listed below. The Committee may also periodically engage independent compensation consultants to assist them in this process.

The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a significant portion of total compensation is performance-based. The objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high caliber executives;

•	foster teamwork and support the achievement of the Company’s financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in shareholder value;

•	encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon company performance.

Executive compensation at the Company has three components: base salary, incentive bonus and stock options.

Base Salary

The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, and the responsibilities and performance of the individual executive officer. Base salaries are normally reviewed on an annual basis. The base salary of executive officers, including the Chief Executive Officer, is targeted to be near the competitive median within the microelectronics and semiconductor industry peer groups to which the Company compares itself for compensation purposes. In fiscal 2003, base salaries of executive officers were generally slightly below the medians set forth in the Committee’s analysis of independent compensation survey data, in part due to a salary freeze that began in 2001 and extended through 2002.

Bonus Programs

Entegris maintains an executive management incentive program providing annual bonus opportunities for certain qualified employees, including executive officers, under which such employees may be awarded cash bonuses based upon the achievement of individual performance criteria established in advance and upon the Company’s financial performance. Under this program, an incentive pool is established at the end of each fiscal year based upon certain financial criteria for the then ending fiscal year, including sales and operating profit targets. For fiscal 2003, executive officers were eligible to receive a bonus payment targeting 100% of their base salary, up to 65% of which is based on the incentive pool, and up to 35% of which is based upon the accomplishment of their individual performance goals, which may include financial and non-financial objectives. Other employees who qualify for this bonus program are eligible to receive lesser percentages of their base salary based upon the same financial and individual factors. Additionally, for domestic employees who do not qualify for this bonus program, the Company maintains a quarterly incentive plan. The quarterly incentive plan provides bonuses based upon base salary, depending upon the Company’s corporate domestic operating income results.

The Company’s bonus programs are administered at the discretion of the Committee. Bonuses paid under the executive management incentive program are included in the Summary Compensation Table below. The Committee also has the authority to grant discretionary bonuses to executive officers and other employees to reward extraordinary efforts or outstanding contributions relating to important Company projects. No discretionary bonuses were paid to executive officers in fiscal 2003.

Stock Option Plan

Executives are also eligible to receive grants under the Company’s stock option plan, which is administered by the Committee. Stock options are the principal vehicle used by the Company for the payment of long-term compensation. As noted, the Company awards stock options to align the interests of its executive officers and key personnel with those of its shareholders and to increase the long-term value of the Company.

Through August 30, 2003, all stock options granted to executive officers have been at fair market value. Accordingly, an executive receiving an option generally is rewarded only if the market price of the Company’s common stock appreciates. Generally, such options vest over a period of four years. Since long-term options generally vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not necessarily determinative of future grants. In addition, grants have generally included a broad base of participants that includes employees below the executive level.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation package of its Chief Executive Officer in accordance with the objectives and methodology described above. During the past year, Mr. James E. Dauwalter served in the position of Chief Executive Officer.

Mr. Dauwalter assumed the position of Chief Executive Officer of Entegris in January 2001, at which time his base salary was set by the Committee at $335,000. His salary remained unchanged from 2001 until January 2003 at which time his base salary increased to $400,000, a 19% increase. This base salary places Mr. Dauwalter somewhat below the average base pay level for chief executive officers of similar companies based on the Committee’s assessment of independent compensation survey data. In determining Mr. Dauwalter’s base salary, the Compensation Committee considers compensation levels of peer group chief executive officers, individual performance and the Company’s recent financial performance.

Each year, Mr. Dauwalter’s bonus plan is established by the Compensation Committee and reflects its determination of what is an appropriate incentive by making a substantial portion of his compensation contingent upon the Company’s success and the achievement of specific goals. Several factors are considered, including the Company’s financial goals and related non-financial objectives. In fiscal year 2003, Mr. Dauwalter was eligible to receive bonus payment targeting 100 percent of his base salary if predetermined financial goals and other objectives were met. Mr. Dauwalter met certain non-financial objectives and financial performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Dauwalter a bonus of $120,250 under the annual incentive plan, as reflected in the accompanying “Summary Compensation Table.”

As with other members of management, Mr. Dauwalter is periodically granted stock options. In fiscal 2003, Mr. Dauwalter was granted stock options to purchase 130,000 shares as shown in the accompanying table entitled “Option Grants in Fiscal 2003.”

162(m) Policy

The Company does not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it is likely that under current tax laws all such compensation will be deductible by the Company.

Robert J. Boehlke
Gary F. Klingl
Roger D. McDaniel

Compensation and Stock Option
Committee of the Board of Directors

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning the compensation earned by Entegris’ Chief Executive and the four other most highly compensated executive officers of Entegris for each of the last three fiscal years whom we refer to as the Named Executive Officers.

Name and Position	Year	Salary	Bonus	Other Annual Compensation (1)	All Other Compensation (2)
James E. Dauwalter Chief Executive Officer and President	2003 2002 2001	377,500 328,558 306,835	120,250 42,712 282,238	42,037	8,607 7,411 12,131

Stan Geyer Chairman of the Board	2003 2002 2001	339,381 328,558 326,289	132,623 42,712 273,444	49,403	8,607 7,411 12,099

Gregory B. Graves (3) Chief Business Development Officer and Senior Vice President Finance	2003	203,923	87,164

John D. Villas Chief Financial Officer	2003 2002 2001	198,248 178,500 177,746	71,234 36,742 159,705		8,650 8,610 10,852

Michael W. Wright Chief Operating Officer	2003 2002 2001	280,394 230,288 189,308	97,545 188,707 180,600		8,265 8,762 12,600

(1)	Includes $8,694 for personal use of a Company auto and $40,709 for tax preparation and financial planning services paid by the Company for Mr. Geyer, and $6,098 for personal use of a Company auto and $35,939 for tax preparation and financial planning services paid by the Company for Mr. Dauwalter.
(2)	Represents payments made to defined contribution plans.
(3)	Mr. Graves joined Entegris in September 2002.

STOCK OPTIONS

The following tables summarize option grants and exercises during fiscal 2003 to or by the executive officers named in the Summary Compensation Table, and the value of options held by these officers at the end of fiscal 2003. No stock appreciation rights (SARs) have been granted to, or were held by, any of the named executive officers as of August 30, 2003.

Option Grants in Fiscal 2003

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted in Fiscal Year	Exercise Price ($/Share)	Expiration Price	Value of Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
James E. Dauwalter	130,000	6.63	$5.90	10/15/12	482,362	1,222,400
Stan Geyer	100,000	5.10	$5.90	10/15/12	371,048	940,308
Gregory B. Graves	60,000	3.06	$8.52	9/3/12	321,491	814,721
Gregory B. Graves	70,000	0.51	$5.90	10/15/12	37,105	94,031
John D. Villas	75,000	3.82	$5.90	10/15/12	278,286	705,231
Michael W. Wright	100,000	5.10	$9.36	9/10/12	588,645	1,491,743
Michael W. Wright	100,000	5.10	$5.90	10/15/12	371,048	940,308

(1)	Each of these options was granted on October 15, 2002 and has a maximum term of ten years. Each option vests in equal annual increments over the four years following the date of grant.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-end Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at August 30, 2003		Value of Unexercised In-the-Money Options at August 30, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James E. Dauwalter	—	—	642,380	292,500	6,713,694	2,190,963
Stan Geyer	—	—	647,118	242,500	6,956,950	1,806,675
Gregory B. Graves	—	—	—	70,000	—	460,200
John D. Villas	59,870	549,260	140,630	157,500	1,204,634	1,186,775
Michael W. Wright	19,294	154,380	112,724	281,625	770,705	1,993,756

(1)	Based on the market price of the purchased shares on the exercise date less the option price paid for such shares.
(2)	The value of the options is determined by multiplying the difference between the exercise price of the option and the closing price of the Company’s common stock on the NASDAQ National Market on August 29, 2003 ($14.72 per share) by the number of shares underlying the options.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Each of the Named Executive Officers has executed written agreements (the Agreements) providing for their compensation in the event of a “Change of Control.” If a Change of Control of the Company occurs, and the Executives are terminated without cause or there is any material reduction in the Executives’ responsibilities, duties, terms of employment or change of location of employment of 50 miles or more without the Executives’ agreement, the Executives are entitled to: (i) their base salary and basic benefits for 12 months following termination, (ii) a lump-sum payment equal to their current annual bonus target; and (iii) all unvested stock options become immediately vested and exercisable. Change of Control is defined as: (A) any merger or asset sale other than one in which at least 51% of the outstanding voting securities of the surviving or acquiring company are owned in the aggregate by the shareholders of the Company immediately before the transaction; or (B) the issuance of securities or other acquisition of Company securities such that any person becomes the beneficial owner of 50% or more of the Company’s outstanding securities. The Agreements specify all of the Executives’ compensation and benefits resulting from actual or constructive termination in connection with a Change In Control. Executives shall not be entitled to any other compensation or benefits from the Company except to the extent provided under any written Company benefit plan, stock option agreement or indemnification agreement, or as may be required under applicable law.

If the benefits provided for in these Agreements or otherwise payable to the Executive Officers constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and will be subject to the excise tax imposed by Section 4999 of the Code, then such Executive Officers’ severance benefits shall be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive Officers on an after-tax basis, of the greatest amount of severance benefits.

CERTAIN RELATED PARTY TRANSACTIONS

Leases    WCB Holdings LLC, which owns 19.2% of the Company’s common shares, is controlled by the Estate of Wayne C. Bongard (the Bongard Estate). The Bongard Estate is the general partner of County 17, Chanhassen Partnership, and the Waconia Partnership. The Company has leased office space and production facilities from these partnerships or from the Bongard estate directly on the terms described in the following paragraphs.

The Company entered into a lease agreement with Waconia Partnership in fiscal 1987, to lease a property in Waconia, Minnesota, which lease expired June 30, 2002. The base rent was set at $21,791 per month and was adjusted periodically with increases tied to an agreed upon index. This lease also gave the Company the option to purchase the leased premise at the end of the lease at the fair market value.

The Company entered into a lease agreement with Wayne C. Bongard, now deceased, in fiscal 1999 to lease a property in Castle Rock, Colorado, until September 30, 2005. The base rent was set at $25,000 per month or 150% of the amount of the monthly debt service due and payable by Mr. Bongard on financing secured by a first lien against that property or any other financing secured to improve the property, whichever is more. The rent could also be increased to reflect the then current market rental rates at Mr. Bongard’s option. If the Bongard estate and the Company disagreed on the rental amount, the rental amount was to be determined by a qualified appraiser. In May 2002, the Company paid $500,000 as consideration for the early termination and buyout of future lease commitments on the Castle Rock facility.

Under the foregoing agreements, the Company was required to pay all real estate taxes, utilities, and other related property expenses. As of August 30, 2003, the Company had no future obligations under any lease agreements with the major shareholder’s trust or entities related to such shareholder.

Notes Receivable    In fiscal 1992, the Bongard Estate executed a promissory note in the amount of $801,347 payable to the Company, to be repaid in equal installments over a 36-month period beginning in fiscal 2002, at a rate of interest of 8.0% per annum. The entire balance due was paid in full in fiscal 2002.

In fiscal 2001, Mr. Michael Wright, an officer of the Company, executed a promissory note in the amount of $85,000 payable to the Company, to be repaid over a 60-month period beginning in fiscal 2005, at a rate of interest of 6.5% per annum. The entire balance due was paid in full in fiscal 2002.

Note Payable    Mr. Daniel Quernemoen, a director of the Company, received a promissory note from Fluoroware on January 5, 1996 for $4.1 million as consideration for the redemption of 2,758,000 shares of Fluoroware common stock. This promissory note bears interest at a rate of 8% per annum and is payable in equal monthly installments of approximately $39,300 until January 5, 2011. The outstanding balance due Mr. Quernemoen at August 30, 2003 was $2.6 million.

Sales to Affiliated Entity    As of August 30, 2003 Entegris currently held approximately 12% of Metron Technology N.V.’s outstanding shares. Mr. James E. Dauwalter, President, Chief Executive Officer and Director of Entegris served as a Supervisory Director of Metron until January 15, 2003. As a Supervisory Director of Metron, Mr. Dauwalter received Board fees and yearly stock option grants.

Pursuant to the terms of a distribution agreement which runs through August 31, 2005, Entegris and Metron have agreed that, with some exceptions, Metron would be the exclusive, independent distributor of Entegris’ fluid handling products in specific countries, primarily in Europe and Asia. Metron, as distributor, agreed to use its best efforts to sell the agreed upon products in the designated countries. Unless the contract is terminated under specific conditions, the contract can be terminated only upon written notification given more than twelve months prior to the expiration of the applicable term, including extensions. In fiscal 2003, products distributed by Metron accounted for $19.6 million, or approximately 7.9%, of the Company’s sales. Trade accounts receivable relating to these sales as of August 30, 2003 were $4.0 million.

Contributions to Charity    The Company has historically made numerous charitable contributions, including to the Wallestad Foundation, a private foundation qualified under Section 170 of the Internal Revenue Code, established by Victor Wallestad, a founding shareholder of the Company. The Wallestad Foundation is dedicated to the support of Christian ministries in Minnesota, the United States and throughout the world. Daniel Quernemoen, a director of Entegris, is a director of the Wallestad Foundation. Messrs. James Dauwalter and Stan Geyer, also directors of the Company, served as directors of the Wallestad Foundation until January 1, 2003. Entegris committed to contribute 5% of its fiscal 2003 and 2002 net income to charitable organizations. In connection therewith, Entegris accrued $18,000 and $90,000 in fiscal 2003 and 2002, respectively, for charitable contributions to the Wallestad Foundation.

PERFORMANCE GRAPH

Comparative Stock Performance

Comparison of Cumulative Total Return

July 11, 2000 to August 30 ,2003

The line graph compares the cumulative total shareholder return on the common stock of the Company from July 11, 2000 through August 30, 2003 with cumulative total return of (1) The NASDAQ Composite Index and (2) a peer group of companies. The peer group companies are: ATMI, Inc., Advanced Energy Industries, Inc., Brooks Automation, Inc., DuPont Photomasks, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Helix Technology Corporation, MKS Instruments, Inc., Metron Technology N.V., and Photronics, Inc.

	July 11, 2000	August 26, 2000	August 25, 2001	August 31, 2002	August 30, 2003
Entegris, Inc.	100.00	98.86	109.09	82.09	133.81
NASDAQ Composite	100.00	101.57	48.18	33.05	45.67
Peer Group	100.00	90.39	63.38	33.45	53.51

Assumes $100 invested at the close of trading on July 11, 2000 in Entegris, Inc. common stock, The NASDAQ Composite Index and the peer group index listed above. Assumes reinvestment of all dividends.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) is composed entirely of non-employee directors, all of whom are independent in accordance with current NASDAQ listing standards and the rules of the Securities and Exchange Commission. Each Committee member is able to understand fundamental financial statements, and at least one Committee member has past experience in accounting or related financial management experience.

The Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities include oversight of the Company’s independent auditors as well as oversight of management’s conduct in the Company’s financial reporting process. The Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. Management is responsible for the Company’s financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

For fiscal 2003, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditor’s matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence. The Committee considered whether the independent auditors’ provision of non-audit services to the Company during fiscal 2003 is compatible with the auditors’ independence and concluded that the independent auditors are independent from Entegris and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 30, 2003 filed with the Securities and Exchange Commission.

Robert J. Boehlke, Chairman

Roger D. McDaniel

Paul L. H. Olson

Audit Committee of the Board of Directors

Item 3—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP (“KPMG”), independent auditors, to audit the Company’s consolidated financial statements for fiscal year 2004. KPMG served as the Company’s independent auditors for fiscal year 2003. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company’s independent auditors for fiscal year 2004. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Audit and Non-Audit Fees

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the year ended August 30, 2003 and fees billed for other services rendered by KPMG LLP during the period. The Audit Committee of the Board of Directors has determined that the auditors’ provision of non-audit services in 2003 is compatible with and does not impair the auditors’ independence.

Audit services	$466,000
Audit-related services	79,000
Tax services	179,000
Other services	—

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and employee benefit plan audits.

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

Other services are those associated with services not captured in the other categories. The Company did not request such services from the independent auditor in fiscal 2003.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to ratify the appointment of KPMG LLP as independent auditors for fiscal 2004. The Board of Directors unanimously recommends that shareholders vote “FOR” Item 3.

Item 4—APPROVAL OF AMENDMENT TO THE COMPANY’S 1999

LONG-TERM INCENTIVE AND STOCK OPTION PLAN

In August 1999, the Company adopted and approved the Entegris, Inc. 1999 Long-term Incentive and Stock Option Plan (the “1999 Plan”), which authorized and reserved up to 15,000,000 shares of the Company’s Common Stock to be eligible for issuance under the 1999 Plan. As of October 31, 2003, 2,321,225 shares remained available for future grants under this plan.

Based upon the Company’s current stock price and historical rates of employee grants under the 1999 Plan, the Company’s forecast indicates that, without the additional shares, there may not be enough shares to grant beyond fiscal 2005. Additional shares are needed for use in the 1999 Plan so that the 1999 Plan can continue to be used as a benefit plan to attract and retain employees of Entegris and its subsidiaries. The Company’s forecast indicates that the addition of 5,000,000 shares will allow continued employee participation until fiscal 2008.

The purpose of the 1999 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company. They are intended to encourage eligible persons to act as owners which keeps their interests in alignment with our shareholders and are an important part of our employees’ compensation.

New Benefit Plans

At this time, no shares under this Amendment have been granted.

The Board believes that it is in the best interest of its shareholders to increase the number of shares reserved and available for issuance under the 1999 Plan from 15,000,000 to 20,000,000. As such, on September 16, 2003, the Board of Directors approved an amendment, subject to shareholder approval, to the 1999 Plan to increase the number of shares reserved and available for issuance under the 1999 Plan by 5,000,000 shares to 20,000,000 shares. A copy of that Amendment is attached hereto as Exhibit D.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this amendment to the 1999 Plan. The Board of Directors unanimously recommends that shareholders vote “FOR” Item 4.

Summary Description of the 1999 Long-Term Incentive and Stock Option Plan.

Purpose    The purpose of the 1999 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its subsidiaries and affiliates, by offering them an opportunity to participate in the Company’s future performance through grants of Options and Awards.

Types of Stock Options and Awards    Options granted under this 1999 Plan may be either: (a) incentive stock options (“ISOs”) within the meaning of Section 422 of the Revenue Code, or (b) nonqualified stock options (“NSOs”), as designated at the time of grant. The Shares that may be purchased upon exercise of Options granted under the 1999 Plan are shares of the Company’s Common Stock. Awards granted under this 1999 Plan include Performance Awards (denominated or payable in cash, Shares, other securities and other awards or other property) and Restricted Stock Awards, as designated at the time of grant.

Shares Subject to The Plan    The 1999 Plan currently allows reserves for issuance up to 15,000,000 shares of the Company’s common stock pursuant to the exercise of options granted or shares of restricted stock purchased under such plan. However, as described herein, the Company is seeking shareholder approval to increase the number of shares reserved and available for issuance under the 1999 Plan by 5,000,000 to 20,000,000. The number of shares is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1999 Plan.

Eligibility    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. All other Options and Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary or affiliate of the Company.

Administration    The Board has delegated the administration of the 1999 Plan to the Compensation Committee. The Committee’s authority includes construing and interpreting the 1999 Plan, prescribing, amending and rescinding rules and regulations relating to this 1999 Plan; selecting persons to receive options or awards; determining the number, form and terms of options and awards; and granting waivers of certain 1999 Plan, option or award conditions.

Terms and Conditions of Options    The Committee may grant options to eligible persons and shall determine whether such Options shall be ISOs within the meaning of the Revenue Code or NSOs, the number of Shares subject to such Options, the Exercise Price of such Options, the period during which such Options may be exercised, and all other terms and conditions of such Options, subject to certain conditions.

Payment For Shares Purchased Upon The Exercise of Options    Payment for shares upon the exercise of options may be made in cash or by check or, or in any other manner approved for the Participant by the

Committee and where permitted by Section 16(b) of the Exchange Act or other applicable law including, but not limited to, cancellation of indebtedness, payment by a promissory note, waiver of compensation, the surrender of other Company shares, or a cashless exercise through the surrender of a portion of the option.

Withholding Taxes    Whenever Shares and/or other property are to be issued upon exercise of Options or Awards granted under the 1999 Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options or Performance Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

Restricted Stock Awards    Awards of shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the terms and conditions set forth in the 1999 Plan and any additional terms and conditions established by the Committee that are consistent with the terms of the 1999 Plan.

Performance Awards    The Committee is further authorized to grant Performance Awards. Subject to the terms of the 1999 Plan and any applicable award agreement, a Performance Award granted under this Plan: (i) may be denominated or payable in cash, Shares (including without limitation, restricted stock), other securities, other awards or other property; and (ii) shall confer on the Participant rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the Participant, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of the 1999 Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made by the Participant and by the Company under any Performance Award shall be determined by the Committee.

Item 5—APPROVAL OF AMENDMENT TO THE

COMPANY’S OUTSIDE DIRECTORS’ OPTION PLAN

In August 1999, the Company adopted and approved the Entegris, Inc. Outside Directors’ Option Plan (the DSOP), and 1,000,000 shares of Common Stock were reserved for purchase thereunder. As of October 31, 2003, 684,894 shares remained available for future issuances under this plan. Under the DSOP, each outside Director receives an initial grant of 15,000 shares upon joining the Board and thereafter, receives subsequent grants of 9,000 on the date of each annual meeting or regular meeting of shareholders. The Company believes that in order to more effectively manage the grants of options under the DSOP as well as the grant of options under the 1999 Plan, the Company align the date of its outside Director grants with the date that options are granted under the 1999 Plan. Accordingly, the Company proposes to amend the DSOP to change the date of subsequent grants to the outside Directors from the date of the Annual Meeting to October 15 or the next trading day thereafter in the event the market is closed on such date. The Amendment, if approved by shareholders, would be effective starting on October 15, 2004. Accordingly, if approved by the shareholders, the outside directors would be eligible to receive a stock grant on the date of the annual meeting this year and on October 15, 2004 and thereafter, only on October 15 of each year.

On September 16, 2003, the Board of Directors approved an Amendment, subject to shareholder approval, to the DSOP to change the date at which the Company provides its annual automatic grant of options to outside directors to October 15 of each calendar year. A copy of the Amendment is attached hereto as Exhibit E.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this Amendment to the outside Directors’ Option Plan. The Board of Directors unanimously recommends that shareholders vote “FOR” Item 5.

Summary of the Company’s Outside Directors’ Option Plan

Purpose of the Plan    The purpose of the DSOP is to attract and retain the best available candidates for the Board, to provide additional equity incentives to outside directors through their participation in the growth value of the stock of the Company and to promote the success of the Company’s business. To accomplish the foregoing objectives, the DSOP provides a means whereby outside directors will receive options to purchase stock.

Stock Subject to the Plan    The maximum number of shares of stock that may be issued pursuant to the Plan upon the exercise of Options is one million (1,000,000). As of October 31, 2003, 684,894 shares remained available for future issuances. The shares of stock covered by the portion of any option that expires or otherwise terminates unexercised under this Plan shall become available again for grant. The number of shares of stock covered by Options is subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the DSOP.

Administration    The Administrator shall have the authority to grant options upon the terms and conditions of the DSOP, and to determine all other matters relating to the DSOP. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretation and application of the DSOP shall be determined by the Administrator, and such determinations shall be final and binding on all Persons.

Terms and Conditions of Options    Each outside Director shall be automatically granted an option to purchase 15,000 shares on the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors. Currently, on the date of each annual meeting or regular stockholder’s meeting subsequent thereto, an option for nine thousand (9,000) shares of Stock is granted immediately after such meeting to each outside Director; provided that such option is only granted to outside Directors who will continue to serve after the date of grant of such option and who have served continuously since the prior annual meeting of stockholders (or who served continuously for the prior twelve calendar months if no such annual meeting took place during that time). However, as described above, the Company is proposing to change its grant date from the date of its annual meeting to October 15 or the next trading day in the event the market is closed on October 15th beginning on October 15, 2004. Accordingly, if approved by Shareholders, the outside directors would be eligible to receive a stock grant on the date of the annual meeting this year and on October 15, 2004 and thereafter, only on October 15 of each year.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any shareholder wishing to have a proposal considered for submission at the 2005 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than August 17, 2004.

GENERAL

The 2003 Annual Report to Shareholders for the fiscal year ended August 30, 2003 is being mailed with this Proxy Statement.

Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram, via the Internet or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

Shareholders who wish to obtain a copy of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended August 30, 2003, may do so without charge by writing to the Secretary at Entegris, Inc., 3500 Lyman Boulevard, Chaska, Minnesota 55318.

By Order of the Board of Directors,

John D. Villas
Secretary

Dated: December 15, 2003

EXHIBIT A

AMENDED AND RESTATED BYLAWS

OF

ENTEGRIS, INC.

ARTICLE 1

Offices

1.1    Principal Executive Office.    Unless otherwise designated by the Board of Directors of the corporation, the principal executive office of the corporation shall be the registered office of the corporation as set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law.

1.2    Other Offices.    The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

ARTICLE 2

Meetings of Shareholders

2.1    Time and Place of Meetings.    All meetings of the shareholders of this corporation shall be held on the date and at the time and place (within or without the State of Minnesota) designated by the Board of Directors in the notices of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

2.2    Regular Meetings.    Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

2.3    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, the chief financial officer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the orporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote. The shareholders calling such meetings shall deliver to the chief executive officer or chief financial officer a written demand for a special meeting, which demand shall contain the purposes of the meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting of shareholders by the chief executive officer or chief financial officer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

2.4    Notice of Meetings.    Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than three (3) nor more than sixty (60) days prior to the date of such meeting. If a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote. The notice of meeting at which there is to be considered a proposal to adopt a plan of merger or exchange or the sale or other disposition of all or substantially all of the assets of the corporation shall be given not less than fourteen (14) days prior to the date of such meeting, shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan. Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address designated by such shareholder or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

2.5    Waiver of Notice.    Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

2.6    Record Date.    The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed.

2.7    Quorum.    The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

2.8    Voting and Proxies.    At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have one vote for each share held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles of Incorporation). No appointment of a proxy, however, shall be valid for any purposes more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing, and shall be filed with the secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

2.9    Action Without a Meeting.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

ARTICLE 3

Directors

3.1    General Powers.    Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous action, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.

3.2    Number, Qualifications and Term of Office.    The Board of Directors shall consist of up to nine (9) members. Any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. No decrease in the number of directors pursuant to this section shall shorten the term of any incumbent director or effect the removal of any director then in office except upon compliance with the provisions of Section 3.10. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II, and Class III, with the term of office of only one director class to expire at each annual meeting of shareholders. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, the number of directors equal to the number of the directors in the class whose term expires at the meeting shall be chosen for a term of three years. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified.

3.3    Meetings.    Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. Meetings of the Board of Directors also may be called by the chief executive officer, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given.

3.4    Notice of Meetings.    If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required. In all other cases three (3) days’ notice of meetings of the Board of Directors, stating the date and time thereof, and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Bylaws for giving notice to shareholders of meetings of shareholders.

3.5    Waiver of Notice.    A director may waive notice of a meeting of the Board. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.6    Quorum and Voting.    A majority of the directors currently holding office is a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum. The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

3.7    Meeting by Means of Electronic Communication.    Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.8    Action in Writing.    Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. However, if the action does not require shareholder approval and is permitted by the Articles of Incorporation, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors or members, all directors or members shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

3.9    Vacancies.    Vacancies on the Board resulting from the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors shall be filled by a majority vote of directors serving at the time of such increase. Any director elected under this Section shall hold office for such term as established by the Board and until a successor is duly elected and qualified, unless a prior vacancy occurs by reason of death, resignation, or removal from office.

3.10    Removal of Directors.    Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class.

3.11    Committees.    The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

ARTICLE 4

Officers

4.1    Number.    The officers of the corporation shall be appointed by the Board of Directors, and shall include a Chief Executive Officer, Chief Financial Officer and Secretary. The Board may also appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person. Officers must be natural persons, and they may be, but need not be, directors of the corporation.

4.2    Term of Office; Removal; Vacancies.    An officer shall hold office until a successor shall have been duly appointed and qualified, or until the officer’s prior death, resignation or removal. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

4.3    Chief Executive Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall have general active management of the business of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

4.4    Chief Financial Officer.    Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefore, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all such officers’ transactions as Chief Financial Officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

4.5    Secretary.    The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock transfer register of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may prescribe from time to time.

4.6    Chairperson of the Board.    The Board of Directors may elect a Chairperson of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

4.7    President.    Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be the President of the corporation. If an officer other than the Chief Executive Officer is designated President, the President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe from time to time.

4.8    Treasurer.    Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall have such powers and perform such duties as the Chief Executive Officer or the Board of Directors may prescribe from time to time.

4.9    Vice Presidents.    The Vice President, if any, or Vice Presidents in the case there be more than one, shall have such powers and perform such duties as the Chief Executive Officer or the Board of Directors may prescribe from time to time. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s death, inability, or refusal to act, the Vice President, or in the event there would be more than one Vice President, the Vice Presidents in order designated by the Board of Directors, or in the absence of any designation, in the order of their election, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer.

4.10    Delegation of Authority.    Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer appointed by the Board may delegate some or all of the duties or powers of his or her office to other persons, provided that such delegation is in writing.

ARTICLE 5

Shares and Their Transfer

5.1    Certificates for Shares.    All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (i) the name of the corporation, (ii) a statement that the corporation is incorporated under the laws of the State of Minnesota, (iii) the name of the person to whom it is issued, and (iv) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and Secretary, or by any other officer or agent of the corporation designated by resolution of the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

5.2    Transfer of Shares.    Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation. The corporation may treat, as the absolute owner of shares of the corporation, the person or persons in whose name or names the shares are registered on the books of the corporation.

5.3    Lost Certificates.    Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificate. A new certificate shall then be issued to such shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

ARTICLE 6

Miscellaneous

6.1    Indemnification.    Pursuant to obligations, limitations and procedures provided under Minnesota Statutes Section 302A.521, the corporation shall indemnify any director, officer or employee who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1)    has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)    acted in good faith;

(3)    received no improper personal benefit and Minnesota Statutes Section 302A.255 (which provides procedures to be followed in the event of certain conflicts of interest), if applicable, has been satisfied;

(4)    in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5)    in the case of:

(i)    a director, officer or employee of the corporation, reasonably believed that the conduct was in the best interests of the corporation, or

(ii)    a director, officer, or employee who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a trustee of an employee benefit plan, reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the plan or not otherwise opposed to the best interests of the corporation, or

(ii)    a director, officer, or employee who, while a director, officer or employee of the corporation, is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, employee, or agent of another organization, reasonably believed that the conduct was not opposed to the best interests of the corporation.

6.2    Contracts; Checks and Drafts.    The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

6.3    Loans.    The corporation shall not lend money to, guaranty the obligation of, become a surety for, or otherwise financially assist any person unless the transaction has been approved by the affirmative vote of a majority of directors present at a duly called meeting, and (i) is in the usual and regular course of business of the corporation, (ii) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (iii) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (iv) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and non-voting shares.

6.4    Dividends.    The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

6.5    Reserves.    There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish any such reserve.

6.6    Fiscal Year.    The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

6.7    Amendments.    Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors. Notwithstanding any other provisions of these Bylaws (and notwithstanding the fact that a lesser percentage of separate class vote may be specified by law), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Article 3.

6.8    Shareholder Agreements.    In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and the terms of any shareholder control agreement as defined in Minnesota Statutes Section 302A.457, whenever adopted, the terms of such shareholder control agreement shall control.

EXHIBIT B

AMENDMENT NUMBER ONE

TO

AMENDED AND RESTATED BYLAWS

OF ENTEGRIS, INC.

1.    Section 3.2 of the Amended and Restated Bylaws shall be replaced in its entirety by the following:

3.2    Number, Qualifications and Term of Office.    The Board of Directors shall consist of up to nine (9) members. Any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than fifty-one (51%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. No decrease in the number of directors pursuant to this section shall shorten the term of any incumbent director or effect the removal of any director then in office except upon compliance with the provisions of Section 3.10. Each director shall be elected at a regular meeting of the shareholders and thereafter until a successor shall have been elected and shall qualify, unless a prior vacancy shall occur by reason of death, resignation or removal from office.

2.    Section 3.10 of the Amended and Restated Bylaws shall be replaced in its entirety by the following:

3.10    Removal of Directors.    Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than fifty-one percent (51%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class.

3.    Section 6.7 of the Amended and Restated Bylaws shall be replaced in its entirety by the following:

6.7    Amendments.    Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors. Notwithstanding any other provisions of these Bylaws (and notwithstanding the fact that a lesser percentage of separate class vote may be specified by law), the affirmative vote of the holders of not less than fifty-one percent (51%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Article 3.

B-1

EXHIBIT C

Charter of the Audit Committee of the Board of Directors

Of

Entegris, Inc.

I.    Purpose

The Audit Committee is appointed by the Board of Directors of Entegris, Inc. to assist the Board in fulfilling its responsibilities relating to the oversight and monitoring of (i) the quality and integrity of the Company’s financial and systems of internal controls, (ii) the Company’s compliance with legal and regulatory requirements, and (iii) the qualification and independence and performance of the Company’s independent auditors

The Audit Committee will fulfill these responsibilities and duties by carrying out the activities enumerated in this Charter. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Committee Composition and Meetings

Audit Committee members shall meet the independence and other applicable requirements of NASDAQ and the Securities and Exchange Commission rules. The Audit Committee shall be comprised of three or more directors as determined by the Nominating and Governance Committee of the Board of Directors. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements, and at least one member of the Committee shall have accounting or related financial management expertise. At least one member of the Committee shall be a “financial expert” as defined by SEC rules.

The Audit Committee Chair and other members shall be recommended by the Nominating and Governance Committee for formal appointment by the full Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Committee membership present.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee will establish a communication process with management and the independent auditors.

III.    Audit Committee Responsibilities and Duties

Review Procedures

•	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the Company’s proxy statement in accordance with SEC regulations.

•	Review the Company’s quarterly and annual audited financial statements, including footnotes thereto, prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding the accounting principles and practices considered critical by the Company, and the adequacy of internal controls. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

C-1

•	In consultation with the management and the independent auditors consider the integrity of the Company’s financial reporting and disclosure processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

Independent Auditors

•	The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

•	Pre-approve the fees and other compensation to be paid to the independent auditors for audit and permitted non-audit services, subject to the exceptions permitted by law or regulation.

•	On an annual basis, the Committee will review and discuss with the independent auditors all relationships they have with the Company, as well as services and fees, that could impair the auditors’ independence and shall review an annual written statement from the auditors as to their independence.

•	Review the independent auditors audit plan including audit scope, staffing, locations, reliance upon management and general audit approach.

•	Prior to release of quarterly and year-end earnings, discuss the results of the quarterly reviews or annual audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting.

•	Determine compliance with regulations concerning audit partner rotation and the hiring of employees of the independent auditors

Other Audit Committee Responsibilities

•	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

•	Maintain minutes of meetings and report to the Board of Directors on Committee results and activities as deemed appropriate

•	The Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

C-2

EXHIBIT D

AMENDMENT NUMBER ONE

TO ENTEGRIS, INC.

1999 LONG-TERM INCENTIVE AND

STOCK OPTION PLAN

WHEREAS, the Company and its shareholders previously approved Entegris Inc.’s 1999 Long-Term Incentive and Stock Option Plan;

WHEREAS, the total number of Shares reserved and available for grant under the Plan is 7,500,000;

WHEREAS, in conjunction with the Company’s initial public offering, the Company effectuated a 2-for-1 stock split whereby the total number of shares available for grant under the Plan became 15,000,000 (hereinafter all numbers reflect post-split, i.e. current numbers);

WHEREAS, the Company is desirous of amending the Plan to increase the maximum amount reserved and available for issuance under the Plan by 5,000,000 shares; and

THEREFORE, Section 3.1 of the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan shall be replaced in its entirety with the following:

3.1    Number of Shares Available.    Subject to Section 3.2, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be initially nine million (9,000,000) Shares. Such Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to Section 3.2, Shares shall again be available for grant and issuance in connection with future Options or Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Option or Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Option or Award that otherwise terminates without Shares being issued. The Committee shall have the authority to replenish the Plan annually with additional Shares by electing to increase the number of Shares available for issuance under the Plan by up to four percent (4%) of the total outstanding Shares of the Company, such election to be made within ninety (90) days after the end of the fiscal year; provided, however, that the total number of Shares reserved and available for grant pursuant to the Plan shall not exceed twenty million (20,000,000) Shares. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options and Awards under this Plan.

D-1

EXHIBIT E

AMENDMENT NUMBER TWO

TO ENTEGRIS, INC.

OUTSIDE DIRECTORS’ OPTION PLAN

Section 5(a)(3) of Entegris, Inc. Outside Directors’ Option Plan shall be replaced in its entirety by the following:

Subsequent Grants – On October 15 of each year or the next trading day thereafter in the event that the market is closed on such date, beginning in 2004, an Option for nine thousand (9,000) shares of Stock shall be granted to each Eligible Director; provided that such Option shall only be granted to Outside Directors who will continue to serve after the date of grant of such Option and who have served continuously since the prior grant of such Option.

E-1

                                 ENTEGRIS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, January 20, 2004
                                    3:30 p.m.

                               Thrivent Financial
                            625 Fourth Avenue South
                       Minneapolis, Minnesota 55415-1624
                                  612-340-7000

Westbound from St. Paul
         Take 94 West to the 5th Street exit, follow 5th Street to 4th Avenue, turn left on 4th Avenue, Thrivent Financial is located two blocks on the left.

From Minneapolis / St. Paul International Airport
         Take 494 West to 35W North, take the two left lanes towards Downtown exits, take the MN 65/5th Avenue exit on left, follow 5th Avenue to 5th
         Street, turn left on 5th Street, go one block to 4th Avenue, turn left on 4th Avenue, Thrivent Financial is located two blocks on the left.

From West Metro
         Take 394, exit on 6th Street, follow 6th Street to 4th Avenue, turn right on 4th Avenue, Thrivent Financial is located on the first block on the left.

--------------------------------------------------------------------------------

         Entegris, Inc.
         3500 Lyman Boulevard, Chaska, Minnesota 55318                     proxy
         -----------------------------------------------------------------------

         This proxy is solicited by the Board of Directors for use at the Annual
         Meeting of Shareholders on January 20, 2004, which will commence at
         3:30 p.m.
         The shares of stock you hold in your account will be voted as you specify below.

         If no choice is specified, the proxy will be voted "FOR" Items 1 through 5. By signing the proxy, you revoke all prior proxies and appoint GARY F. KLINGL and ROGER D. MCDANIEL, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the
         Annual Meeting of Shareholders and all adjournments.

                      See reverse for voting instructions.

                                                             -------------------
                                                             COMPANY #
                                                             CONTROL #
                                                             -------------------

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326
     o    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week; until 12 pm (noon) ET on January 20, 2004.
     o    You will be prompted to enter your 3-digit Company Number and your
          7-digit Control Number which are located above.
     o    Follow the simple instructions the Voice provides for you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Entegris, Inc., c/o Shareowner ServicesSM, P.O.
Box 64873, St. Paul, MN 55164-0873.

          If you vote by telephone, Please do not mail your Proxy Card

                         \  /  Please detach here \ /
--------------------------------------------------------------------------------
  The Board of Directors recommends that you vote "for" the proposals below.

1. To approve Amendment Number One to Amended and Restated Bylaws
   of Entegris, Inc.                                                         [_] For         [_] Against         [_] Abstain

2. To elect two members of the Board of Directors                        [_] Vote FOR all nominees   [_]  Vote WITHHELD
   01 Gary F. Klingl                                                         (except as marked)           from all nominees
   02 Roger D. McDaniel

   (Instructions: To withhold authority to vote for any indicated            -----------------------------------------------
   nominee, write the number(s) of the nominee(s) in the box provided        |                                             |
   to the right.)                                                            |                                             |
                                                                             -----------------------------------------------

3. To ratify and approve the appointment of KPMG LLP as the
   Company's independent auditors for the Company's fiscal year
   ending August 28, 2004.                                                   [_] For         [_] Against         [_] Abstain

4. To approve amendment to the Entegris, Inc. 1999 Long-Term Incentive and Stock Option Plan to increase the number of
   shares reserved for issuance by 5,000,000 shares.                         [_] For         [_] Against         [_] Abstain

5. To approve an amendment to the Entegris, Inc. Outside Directors'
   Plan to change the date at which the Company provides its annual
   automatic grant of options to outside directors.                          [_] For         [_] Against         [_] Abstain

6. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. THE PROXIES
ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT
MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark box [_] Indicate changes below:

                                                  Date: ______________, 2004

                                                  ------------------------------
                                                  |                            |
                                                  |                            |
                                                  ------------------------------
                                                  Signature(s) in Box
                                                  PLEASE SIGN exactly as name
                                                  appears on this proxy. When
                                                  shares are held by joint
                                                  tenants, both should sign. If
                                                  signing as attorney,
                                                  executor, administrator,
                                                  trustee, or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by an authorized person.